Parkway Properties, Inc. Reports 2007 Third Quarter Results

      JACKSON, Miss., Nov. 5 /PRNewswire-FirstCall/ -- Parkway Properties, Inc. (NYSE: PKY) today announced results for its third quarter ended September 30, 2007.

      Consolidated Financial Results

      -- Funds from operations ("FFO") applicable to common shareholders totaled $15.0 million ($0.96 per diluted share) for the three months ended September 30, 2007 compared to $13.1 million ($0.90 per diluted share) for the three months ended September 30, 2006. FFO totaled $46.0 million ($2.92 per diluted share) for the nine months ended September 30, 2007 compared to $44.5 million ($3.07 per diluted share) for the nine months ended September 30, 2006.

                                                                                   Through
The following items contributed to FFO                                           September 30
  (in thousands, except percentages)            3Q07           3Q06           2007           2006
Lease termination fees*                      $      68      $     124      $     616      $     588
Straight line rent*                                 34            746          1,231          3,393
Amortization of above market rent*                (156)          (468)        (1,012)        (1,060)
Impairment loss on securities                      (11)            --            (11)          (119)
Gain on land                                         8             --             58             --
Prepayment expense on extinguishment of
 debt                                               --             --           (370)          (325)
Incentive and management fees earned on
 Viad                                               --             --             27          4,218
Average occupancy                                 91.8%          90.5%          91.4%          89.8%

      * These items include 100% of amounts from wholly-owned assets plus Parkway's allocable share of these items recognized from the assets held in consolidated joint ventures.

      -- Funds available for distribution ("FAD") totaled $10.6 million for the three months ended September 30, 2007 compared to $4.8 million for the three months ended September 30, 2006. FAD totaled $32.3 million for the nine months ended September 30, 2007 compared to $21.4 million for the nine months ended September 30, 2006.

      -- Net loss available to common shareholders for the three months ended September 30, 2007 was $2.1 million ($0.14 per diluted share) compared net loss available to common shareholders of $3.6 million ($0.25 per diluted share) for the three months ended September 30, 2006. Net income available to common shareholders for the nine months ended September 30, 2007 was $15.2 million ($0.96 per diluted share) compared to $13.7 million ($0.96 per diluted share) for the nine months ended September 30, 2006. Net gains on the sale of real estate and other assets of $20.3 million and $13.7 million were included in net income available to common shareholders for the nine months ended September 30, 2007 and 2006, respectively.

      Operations and Leasing

      -- Parkway's customer retention rate for the three months ending September 30, 2007 was 69.8% compared to 81.0% for the quarter ending June 30, 2007 and 73.8% for the quarter ending September 30, 2006. Customer retention for the nine months ended September 30, 2007 and 2006 was 69.3% and 71.6%, respectively.

      -- As of October 1, 2007, occupancy of the office portfolio was 92.3% compared to 91.6% as of July 1, 2007 and 91.0% as of October 1, 2006. Not included in the October 1, 2007 occupancy rate are 18 signed leases totaling 88,000 square feet, which commence in the fourth quarter of 2007 through the first quarter of 2008. Including these leases, the portfolio was 93.0% leased as of October 10, 2007. Average occupancy for the third quarter of 2007 was 91.8% compared to average occupancy for the third quarter of 2006 of 90.5%.

      -- During the quarter ended September 30, 2007, 70 leases were renewed or expanded on 290,000 rentable square feet at an average rental rate increase of 0.1% on a cash basis and a cost of $2.53 per square foot per year of the lease term in committed tenant improvements and leasing commissions ("leasing costs"). During the nine months ending September 30, 2007, leases were renewed or expanded on 1.2 million rentable square feet at an average cost of $2.59 per square foot per year of the lease term in committed leasing costs.

      -- During the quarter, 42 new leases were signed on 170,000 rentable square feet at a cost of $3.79 per square foot per year of the lease term in committed leasing costs. New leases were signed during the nine months ending September 30, 2007 on 397,000 rentable square feet at an average cost of $4.02 per square foot per year of the lease term in committed leasing costs.

      -- Same store assets produced an increase in net operating income ("NOI") of $1.2 million or 5.3% for the quarter ended September 30, 2007 compared to the same period of the prior year on a GAAP basis. Same store NOI increased $1.9 million or 8.4% for the three months ended September 30, 2007 compared to the same period of the prior year on a cash basis. The increase in same store NOI is primarily attributable to an increase in same store average occupancy from 90.3% during the third quarter of 2006 to 91.7% during the third quarter of 2007. Additionally, same store rental rates increased 2.5% during the same period. Same store NOI for the nine months ending September 30, 2007 increased $4.0 million or 5.5% compared to the same period of 2006 on a GAAP basis and $6.4 million or 9.1% on a cash basis.

      Capital Markets and Financing

      -- The Company's previously announced cash dividend of $0.65 per share for the quarter ended September 30, 2007 represents a payout of approximately 68.0% of FFO per diluted share. The third quarter dividend was paid on September 26, 2007 and equates to an annualized dividend of $2.60 per share, a yield of 6.6% on the closing stock price on November 2, 2007 of $39.50. This dividend is the 84th consecutive quarterly distribution to Parkway's shareholders of common stock.

      -- As of September 30, 2007, the Company's debt-to-total market capitalization ratio was 51.8% based on a stock price of $44.14 compared to 48.3% as of June 30, 2007 based on a stock price of $48.03 and 52.1% as of September 30, 2006 based on a stock price of $46.49.

      -- On August 3, 2007, the Company announced that its Board of Directors had authorized the repurchase of up to 1.7 million shares of outstanding common stock through July 30, 2008. As of September 30, 2007, the Company has purchased 454,038 shares for $19.9 million, which equates to an average price of $43.91 per share.

      -- In connection with the purchase of the Capital City Plaza in Atlanta, Georgia on April 2, 2004, Parkway, through a subsidiary company, issued $15.5 million in preferred membership interests to the seller. The preferred membership interests paid the seller a 7% coupon rate and were issued to accommodate their tax planning needs. The seller previously redeemed $4.75 million of the preferred membership interest. On August 7, 2007, the seller redeemed the remaining $10.7 million of preferred membership interests.

      -- On August 24, 2007, the Company entered into an interest rate swap agreement with US Bank. The interest rate swap is for a $30 million notional amount and fixes the 30-day LIBOR interest rate at 4.924%, which equates to a total interest rate of 6.224%, for the period September 4, 2007 through August 31, 2008. The swap agreement serves as a hedge of the variable interest rates on a portion of the borrowings under the Company's $200 million line of credit.

      Outlook for 2007

      The Company is forecasting FFO per diluted share of $3.80 to $4.00 and EPS of $0.80 to $1.00 for 2007.

      The reconciliation of forecasted EPS to forecasted FFO per diluted share is as follows:

      Guidance for 2007                                             Range
      Fully diluted EPS                                         $0.80 - $1.00
      Plus:  Real estate depreciation and amortization          $4.89 - $4.91
      Plus:  Depreciation on unconsolidated joint ventures      $0.04 - $0.06
      Less:  Gain on sale of real estate and
       joint venture interests                                 ($1.29 - $1.29)
      Less:  Minority interest depreciation and amortization   ($0.64 - $0.68)

      Fully diluted FFO per share                               $3.80 - $4.00

      Earnings guidance is based on the following assumptions:

      --    Average occupancy for the fourth quarter of 92%.
      --    No investments for the discretionary fund and no fee simple acquisitions for the remainder of 2007.
      --    No asset sales for the remainder of 2007.

      Outlook for 2008

      Parkway will provide its 2008 earnings outlook in a separate press release on Monday, November 26, 2007 followed by a conference call at 3:00 p.m. Eastern Time that same day. The number for the conference call is 888-819-8015. A taped replay of the 2008 earnings guidance conference call can be accessed 24 hours a day through December 3, 2007 by dialing 888-203-1112 and using the pass code of 9968643.

      Steven G. Rogers, President and Chief Executive Officer stated, "Our third quarter results reflect steady performance across a wide range of operating metrics. The recent volatility in the credit markets has slowed the pace of our anticipated property dispositions, but we remain committed to a disciplined allocation of capital on both the disposition and acquisition fronts. We believe we are on track to meet our strategic and financial goals as set forth in the GEAR UP Plan."

      GEAR UP

      On January 1, 2006, the Company initiated a new operating plan that will be referred to as the "GEAR UP" Plan. At the heart of the GEAR UP Plan are Great People transforming Parkway through Equity Opportunities and Asset Recycling from an owner-operator to an operator-owner. Our long-standing commitment to Retain our Customers and provide an Uncompromising Focus on Operations remains steadfast. We believe that by accomplishing these goals we can deliver excellent Performance to our shareholders. Performance for the GEAR UP Plan will be measured as the sum of adjusted funds available for distribution, as defined by the Company, cumulative over the three years of the plan. The goal for cumulative adjusted funds available for distribution is $7.18 per diluted share.

      Additional Information

      The Company will conduct a conference call to discuss the results of its third quarter operations on Tuesday, November 6, 2007, at 11:00 a.m. Eastern Time. The number for the conference call is 800-289-0518. A taped replay of the call can be accessed 24 hours a day through November 16, 2007 by dialing 888-203-1112 and using the pass code of 9890477. An audio replay will be archived and indexed in the investor relations section of the Company's website at http://www.pky.com. A copy of the Company's 2007 third quarter supplemental financial and property information package is available by accessing the Company's website, emailing your request to rjordan@pky.com or calling Rita Jordan at 601-948-4091. Please participate in the visual portion of the conference call by accessing the Company's website and clicking on the "3Q Call" icon. By clicking on topics in the left margin, you can follow visual representations of the presentation.

      Additional information on Parkway Properties, Inc., including an archive of corporate press releases and conference calls, is available on the Company's website. The Company's third quarter 2007 Supplemental Operating and Financial Data, which includes a reconciliation of Non-GAAP financial measures, is available on the Company's website.

      About Parkway Properties

      Parkway Properties, Inc., a member of the S&P Small Cap 600 Index, is a self-administered real estate investment trust specializing in the operation, leasing, acquisition, and ownership of office properties. The Company is geographically focused on the Southeastern and Southwestern United States and Chicago. Parkway owns or has an interest in 66 office properties located in 11 states with an aggregate of approximately 13.0 million square feet of leasable space as of November 5, 2007. Included in the portfolio are 18 properties totaling 2.7 million square feet that are owned jointly with other investors, representing 21% of the portfolio. Under the Company's GEAR UP Plan, which started January 1, 2006 and ends December 31, 2008, it is the Company's strategy to transform from an owner-operator to an operator-owner. The strategy highlights the Company's strength in providing excellent service in the operation of office properties in addition to its direct ownership of real estate assets. Fee-based real estate services are offered through the Company's wholly owned subsidiary, Parkway Realty Services, which also manages and/or leases approximately 1.8 million square feet for third party owners as of November 5, 2007.

      Certain statements in this release that are not in the present tense or discuss the Company's expectations (including the use of the words anticipate, forecast or project) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company's current belief as to the outcome and timing of future events. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the demand for and market acceptance of the Company's properties for rental purposes; the amount and growth of the Company's expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; the risks associated with the ownership and development of real property; the failure to acquire or sell properties as and when anticipated; and other risks and uncertainties detailed from time to time on the Company's SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company's results could differ materially from those expressed in the forward-looking statements. The Company does not undertake to update forward-looking statements.

      FOR FURTHER INFORMATION:
      Steven G. Rogers
        President & Chief Executive Officer
      William R. Flatt
        Chief Financial Officer
      (601) 948-4091

                            PARKWAY PROPERTIES, INC.
                           CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)

                                                      September 30       December 31
                                                          2007              2006
                                                      (Unaudited)
Assets
Real estate related investments:
  Office and parking properties                       $  1,551,823      $  1,517,468
  Office property development                                7,662                --
  Accumulated depreciation                                (240,245)         (211,187)
                                                         1,319,240         1,306,281

  Land available for sale                                    1,467             1,467
  Investment in unconsolidated joint ventures               11,068            11,179
                                                         1,331,775         1,318,927

Rents receivable and other assets                          110,732           107,145
Intangible assets, net                                      73,962            81,800
Cash and cash equivalents                                   11,424             4,474
                                                      $  1,527,893      $  1,512,346

Liabilities
Notes payable to banks                                $    186,799      $    152,312
Mortgage notes payable                                     718,311           696,012
Accounts payable and other liabilities                      85,688            72,659
Subsidiary redeemable preferred
 membership interests                                           --            10,741
                                                           990,798           931,724

Minority Interest
Minority Interest - unit holders                                35                36
Minority Interest - real estate partnerships                77,751            90,280
                                                            77,786            90,316

Stockholders' Equity
8.00% Series D Preferred stock, $.001 par value,
 2,400,000 shares authorized, issued and
 outstanding                                                57,976            57,976
Common stock, $.001 par value, 67,600,000 shares
 authorized, 15,453,636 and 15,764,799 shares
 issued and outstanding in 2007 and 2006,
 respectively                                                   15                16
Common stock held in trust, at cost,
 104,500 and 115,000 shares in 2007 and 2006,
 respectively                                               (3,540)           (3,894)
Additional paid-in capital                                 433,972           449,141
Accumulated other comprehensive income                         137               828
Accumulated deficit                                        (29,251)          (13,761)
                                                           459,309           490,306
                                                      $  1,527,893      $  1,512,346

                            PARKWAY PROPERTIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per share data)

                                                              Three Months Ended
                                                                 September 30
                                                              2007           2006
                                                                  (Unaudited)
Revenues
Income from office and parking properties                  $   60,785     $   54,923
Management company income                                         432            284
    Total revenues                                             61,217         55,207

Expenses
Property operating expense                                     28,338         26,590
Depreciation and amortization                                  19,694         17,257
Operating expense for other real estate properties                  2              1
Management company expenses                                       343            223
General and administrative                                      1,860          1,282
    Total expenses                                             50,237         45,353

Operating income                                               10,980          9,854

Other income and expenses
  Interest and other income                                        90              8
  Equity in earnings of unconsolidated joint ventures             234            198
  Loss on sale of real estate and other assets                     (3)            --
  Interest expense                                            (13,374)       (12,565)

Loss before minority interest and discontinued
 operations                                                    (2,073)        (2,505)
Minority interest - unit holders                                   (2)            (1)
Minority interest - real estate partnerships                    1,088            225
Loss from continuing operations                                  (987)        (2,281)

Discontinued operations:
    Income from discontinued operations                            93            130
    Gain on sale of real estate from discontinued
     operations                                                    --            211
Net loss                                                         (894)        (1,940)
Dividends on preferred stock                                   (1,200)        (1,200)
Dividends on convertible preferred stock                           --           (481)
Net loss available to common stockholders                  $   (2,094)    $   (3,621)

Net loss per common share:
Basic:
    Loss from continuing operations                        $    (0.14)    $    (0.28)
    Discontinued operations                                        --           0.03
    Net loss                                               $    (0.14)    $    (0.25)
Diluted:
    Loss from continuing operations                        $    (0.14)    $    (0.28)
    Discontinued operations                                        --           0.03
    Net loss                                               $    (0.14)    $    (0.25)

Dividends per common share                                 $     0.65     $     0.65

Weighted average shares outstanding:
    Basic                                                      15,507         14,236
    Diluted                                                    15,507         14,236

                            PARKWAY PROPERTIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per share data)

                                                                Nine Months Ended
                                                                   September 30
                                                               2007            2006
                                                                   (Unaudited)
Revenues
Income from office and parking properties                  $   183,408     $   152,460
Management company income                                        1,196           5,082
    Total revenues                                             184,604         157,542

Expenses
Property operating expense                                      85,391          73,011
Depreciation and amortization                                   58,073          44,864
Operating expense for other real estate properties                   4               4
Management company expenses                                        887             898
General and administrative                                       5,105           3,405
    Total expenses                                             149,460         122,182

Operating income                                                35,144          35,360

Other income and expenses
  Interest and other income                                        308              34
  Equity in earnings of unconsolidated joint ventures              782             524
  Gain on sale of real estate and other assets                  20,307          13,465
  Interest expense                                             (40,510)        (31,787)

Income before minority interest and discontinued
 operations                                                     16,031          17,596
Minority interest - unit holders                                    (2)             (1)
Minority interest - real estate partnerships                     2,575             369
Income from continuing operations                               18,604          17,964

Discontinued operations:
    Income from discontinued operations                            170             785
    Gain on sale of real estate from discontinued
     operations                                                     --             211
Net income                                                      18,774          18,960

Dividends on preferred stock                                    (3,600)         (3,600)
Dividends on convertible preferred stock                            --          (1,654)

Net income available to common stockholders                $    15,174     $    13,706

Net income per common share:
Basic:
    Income from continuing operations                      $      0.96     $      0.90
    Discontinued operations                                       0.01            0.07
    Net income                                             $      0.97     $      0.97
Diluted:
    Income from continuing operations                      $      0.95     $      0.89
    Discontinued operations                                       0.01            0.07
    Net income                                             $      0.96     $      0.96

Dividends per common share                                 $      1.95     $      1.95

Weighted average shares outstanding:
    Basic                                                       15,598          14,108
    Diluted                                                     15,773          14,284

                            PARKWAY PROPERTIES, INC.
                   RECONCILIATION OF FUNDS FROM OPERATIONS AND
                 FUNDS AVAILABLE FOR DISTRIBUTION TO NET INCOME
     FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
                      (In thousands, except per share data)

                                                         Three Months Ended              Nine Months Ended
                                                            September 30                    September 30
                                                        2007            2006            2007            2006
                                                            (Unaudited)                    (Unaudited)
Net Income (Loss)                                   $     (894)     $   (1,940)     $   18,774      $   18,960

Adjustments to Net Income (Loss):
  Preferred Dividends                                   (1,200)         (1,200)         (3,600)         (3,600)
  Convertible Preferred Dividends                           --            (481)             --          (1,654)
  Depreciation and Amortization                         19,694          17,257          58,073          44,864
  Depreciation and Amortization -
   Discontinued Operations                                  --             121               1             535
  Minority Interest Depreciation
   and Amortization                                     (2,799)           (648)         (7,474)         (1,473)
  Adjustments for Unconsolidated
   Joint Ventures                                          169             156             491             659
  Minority Interest - Unit Holders                           2               1               2               1
  Gain on Sale of Real Estate                               --            (211)        (20,260)        (13,795)
Funds From Operations Applicable
 to Common Shareholders (1)                         $   14,972      $   13,055      $   46,007      $   44,497

Funds Available for Distribution
  Funds From Operations Applicable
   to Common Shareholders                           $   14,972      $   13,055      $   46,007      $   44,497
  Add (Deduct) :
  Adjustments for Unconsolidated
  Joint Ventures                                          (116)            (82)           (347)         (1,055)
  Adjustments for Minority Interest
   in Real Estate Partnerships                             296             190           1,066             333
  Straight-line Rents                                     (226)           (992)         (2,035)         (3,913)
  Straight-line Rents -
   Discontinued Operations                                  --              31              --              85
  Amortization of Above/Below
  Market Leases                                             56             493             754           1,171
  Amortization of Share Based
   Compensation                                            387             276           1,114             584
  Capital Expenditures:
    Building Improvements                               (1,892)         (1,423)         (4,824)         (4,146)
    Tenant Improvements - New Leases                      (616)         (2,786)         (2,310)         (6,235)
    Tenant Improvements - Renewal
     Leases                                             (1,281)         (2,695)         (4,365)         (6,497)
    Leasing Costs - New Leases                            (504)           (879)           (884)         (1,726)
    Leasing Costs - Renewal Leases                        (508)           (358)         (1,908)         (1,711)
Funds Available for Distribution (1)                $   10,568      $    4,830      $   32,268      $   21,387

Diluted Per Common Share/Unit Information (**)
  FFO per share                                     $     0.96      $     0.90      $     2.92      $     3.07
  Dividends paid                                    $     0.65      $     0.65      $     1.95      $     1.95
  Dividend payout ratio for FFO                          67.98%          72.40%          66.86%          63.54%
  Weighted average shares/units
   outstanding                                          15,658          15,076          15,774          15,038

Other Supplemental Information
  Upgrades on Acquisitions                          $    6,150      $      902      $   21,652      $    4,072
  Gain on Non Depreciable Assets                    $       (3)             $-      $       47      $     (119)

**Information for Diluted Computations:
  Convertible Preferred Dividends                           $-      $      481              $-      $    1,654
  Basic Common Shares/Units
   Outstanding                                          15,508          14,237          15,599          14,109
  Convertible Preferred Shares
   Outstanding                                              --             652              --             753
  Dilutive Effect of Other Share
   Equivalents                                             150             187             175             176

      (1) Parkway computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition. FFO is defined as net income, computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from the sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

      There is not a standard definition established for FAD. Therefore, our measure of FAD may not be comparable to FAD reported by other REITs. We define FAD as FFO, excluding the amortization of restricted shares, amortization of above/below market leases and straight line rent adjustments, and reduced by non-revenue enhancing capital expenditures for building improvements, tenant improvements and leasing costs. Adjustments for unconsolidated partnerships and joint ventures are included in the computation of FAD on the same basis.

                            PARKWAY PROPERTIES, INC.
                    CALCULATION OF EBITDA AND COVERAGE RATIOS
     FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
                                 (In thousands)

                                              Three Months Ended             Nine Months Ended
                                                  September 30                  September 30
                                              2007           2006           2007           2006
                                                   (Unaudited)                  (Unaudited)
Net Income (Loss)                          $     (894)    $   (1,940)    $   18,774     $   18,960

Adjustments to Net Income (Loss):
  Interest Expense                             13,059         12,298         39,242         30,963
  Amortization of Financing Costs                 315            267            898            824
  Prepayment Expense - Early
   Extinguishment of Debt                          --             --            370             --
  Depreciation and Amortization                19,694         17,378         58,074         45,399
  Amortization of Share Based
   Compensation                                   387            276          1,114            584
  Gain on Real Estate                               3           (211)       (20,307)       (13,676)
  Tax Expense                                      24              1            129              1
  EBITDA Adjustments -
   Unconsolidated Joint Ventures                  299            288            882          1,915
  EBITDA Adjustments - Minority
   Interest in Real Estate
   Partnerships                                (4,549)        (1,041)       (12,019)        (2,546)
EBITDA (1)                                 $   28,338     $   27,316     $   87,157     $   82,424

Interest Coverage Ratio:
EBITDA                                     $   28,338     $   27,316     $   87,157     $   82,424

Interest Expense:
  Interest Expense                         $   13,059     $   12,298     $   39,242     $   30,963
  Capitalized Interest                             78             --            115             --
  Interest Expense -
   Unconsolidated Joint Ventures                  128            129            383            886
  Interest Expense - Minority
   Interest in Real Estate
   Partnerships                                (1,705)          (381)        (4,428)        (1,039)
Total Interest Expense                     $   11,560     $   12,046     $   35,312     $   30,810

Interest Coverage Ratio                          2.45           2.27           2.47           2.68

Fixed Charge Coverage Ratio:
EBITDA                                     $   28,338     $   27,316     $   87,157     $   82,424

Fixed Charges:
  Interest Expense                         $   11,560     $   12,046     $   35,312     $   30,810
  Preferred Dividends                           1,200          1,681          3,600          5,254
  Principal Payments (Excluding
   Early Extinguishment of Debt)                3,711          3,952         11,770         11,327
  Principal Payments -
   Unconsolidated Joint Ventures                   13             11             37             34
  Principal Payments - Minority
   Interest in Real Estate
   Partnerships                                   (83)           (29)          (229)          (176)
Total Fixed Charges                        $   16,401     $   17,661     $   50,490     $   47,249

Fixed Charge Coverage Ratio                      1.73           1.55           1.73           1.74

Modified Fixed Charge Coverage Ratio:
EBITDA                                     $   28,338     $   27,316     $   87,157     $   82,424

Modified Fixed Charges:
  Interest Expense                         $   11,560     $   12,046     $   35,312     $   30,810
  Preferred Dividends                           1,200          1,681          3,600          5,254
Total Modified Fixed Charges               $   12,760     $   13,727     $   38,912     $   36,064

Modified Fixed Charge Coverage Ratio             2.22           1.99           2.24           2.29

The following table reconciles
 EBITDA to cash flows provided by
 operating activities:

EBITDA                                     $   28,338     $   27,316     $   87,157     $   82,424
  Amortization of Above Market
   Leases                                          56            493            754          1,171
  Operating Distributions from
   Unconsolidated Joint Ventures                  232            365            902          1,150
  Interest Expense                            (13,059)       (12,298)       (39,242)       (30,963)
  Prepayment Expense - Early
   Extinguishment of Debt                          --             --           (370)            --
  Tax Expense                                     (24)            (1)          (129)            (1)
  (Increase) Decrease in
   Receivables and Other Assets                (4,926)       (15,902)        (7,360)       (18,428)
  Increase (Decrease) in Accounts
   Payable and Other Liabilities                7,578         11,362          8,749         10,550
  Adjustments for Minority
   Interests                                    3,463            818          9,446          2,178
  Adjustments for Unconsolidated
   Joint Ventures                                (533)          (486)        (1,664)        (2,439)
Cash Flows Provided by Operating
 Activities                                $   21,125     $   11,667     $   58,243     $   45,642

      (1) Parkway defines EBITDA, a non-GAAP financial measure, as net income before interest expense, income taxes, depreciation, amortization, losses on early extinguishment of debt and other gains and losses. EBITDA, as calculated by us, is not comparable to EBITDA reported by other REITs that do not define EBITDA exactly as we do. EBITDA does not represent cash generated from operating activities in accordance with generally accepted accounting principles, and should not be considered an alternative to operating income or net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.

                            PARKWAY PROPERTIES, INC.
             NET OPERATING INCOME FROM OFFICE AND PARKING PROPERTIES
                 THREE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
                (In thousands, except number of properties data)

                                   Number       Percentage        Net Operating                 Average
                                     of            of                 Income                   Occupancy
                                 Properties    Portfolio(1)     2007           2006         2007       2006
Same store properties (2):
  Wholly owned                          47         71.69%    $   23,260     $   22,082      91.7%      90.3%
  Parkway Properties
   Office Fund LP                        4          3.19%         1,035          1,060      92.0%      96.8%
  Other consolidated
   joint venture                         1          1.90%           617            585      87.6%      87.6%
Total same store
 properties                             52         76.78%        24,912         23,727      91.7%      90.4%
2006 acquisitions                        6         20.38%         6,614          3,121      90.0%      89.6%
2007 acquisitions                        2          2.95%           956             --      97.5%       N/A
Office property
 development                            --         -0.08%           (25)            --       N/A        N/A
Assets sold                             --         -0.03%           (10)         1,485       N/A        N/A
Net operating income
 from office and parking
 properties                             60        100.00%    $   32,447     $   28,333

      (1)   Percentage of portfolio based on 2007 net operating income.

      (2) Parkway defines Same Store Properties as those properties that were owned for the entire three-month periods ended September 30, 2007 and 2006 and excludes properties classified as discontinued operations. Same Store net operating income ("SSNOI") includes income from real estate operations less property operating expenses (before interest and depreciation and amortization) for Same Store Properties. SSNOI as computed by Parkway may not be comparable to SSNOI reported by other REITs that do not define the measure exactly as we do. SSNOI is a supplemental industry reporting measurement used to evaluate the performance of the Company's investments in real estate assets. The following table is a reconciliation of net income to SSNOI:

                                             Three Months Ended             Nine Months Ended
                                                 September 30                  September 30
                                             2007           2006           2007           2006
Net income (loss)                         $     (894)    $   (1,940)    $   18,774     $   18,960
Add (deduct):
Interest expense                              13,374         12,565         40,510         31,787
Depreciation and amortization                 19,694         17,257         58,073         44,864
Operating expense for other real
 estate properties                                 2              1              4              4
Management company expenses                      343            223            887            898
General and administrative expenses            1,860          1,282          5,105          3,405
Equity in earnings of unconsolidated
 joint ventures                                 (234)          (198)          (782)          (524)
Gain (loss) on sale of real estate
 and other assets                                  3             --        (20,307)       (13,465)
Minority interest - unit holders                   2              1              2              1
Minority interest - real estate
 partnerships                                 (1,088)          (225)        (2,575)          (369)
Income from discontinued operations              (93)          (130)          (170)          (785)
Gain on sale of real estate from
 discontinued operations                          --           (211)            --           (211)
Management company income                       (432)          (284)        (1,196)        (5,082)
Interest and other income                        (90)            (8)          (308)           (34)
Net operating income from office
 and parking properties                       32,447         28,333         98,017         79,449
Less: Net operating income from
 non same store properties                    (7,535)        (4,606)       (20,633)        (6,007)
Same store net operating income           $   24,912     $   23,727     $   77,384     $   73,442

SOURCE  Parkway Properties, Inc.